AMENDMENT NO. 1 TO SECURITY AGREEMENT

THIS AMENDMENT NO. 1 dated as of November 20, 2006 (this “Amendment”) to the Security Agreement dates as of February 28, 2006, as amended from time to time (the “Security Agreement”), by and between Neonode, Inc. A Delaware corporation (the “Grantor”), and AIGH Investment Partners, LLC, a Delaware limited liability company, or assigns, as agent for the Investors (as defined in the Security Agreement) (the “Secured Party”).

WITNESSETH:

WHEREAS, capitalized terms not otherwise defined in this Amendment shall have the meaning set forth in the Security Agreement;

WHEREAS, the Grantor (i) on February 28, 2006, borrowed an aggregate principal amount of $4,000,000 pursuant to senior secured notes (the “Existing Notes”) from the Secured Party and other investors and (ii) intends to borrow an additional aggregate amount of up to $1,800,000 from Investors, including the existing Investors, pursuant to notes of similar tenor to the Existing Notes (the “Additional Notes”); and

WHEREAS, the parties hereto wish to amend the Security Agreement to add as Obligations the obligations of the Grantor under the Additional Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to the Security Agreement hereby agree as follows:

SECTION 1. Amendments to the Security Agreement. The Security Agreement is hereby amended, effective upon completion of the purchase from time to time of any Additional Notes as follow:

(a) Schedule I to the Security Agreement is hereby amended to be read in its entirety as Schedule I attached to this Amendment.

(b) The parties hereto agree to include the obligations of the Grantor under the Additional Notes as Obligations under the Security Agreement; provided that the aggregate principal amount of the Existing Notes together with the aggregate principal amount of the Additional Notes does not exceed $5,800,000.

(c) The parties hereto agree that the Additional Notes shall be pari passu with the Existing Notes.

SECTION 2. Effect of Amendment. Except as expressly provided in this Amendment, each of the terms and provisions of the Security Agreement shall remain in full force and effect.

SECTION 3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Grantor and the Secured Party have caused this Amendment to be duly executed and delivered by a duly authorized representative as of the date first above written.

[Signature Page Follows]

SIGNATURE PAGE
TO
AMENDMENT NO. 1 TO SECURITY AGREEMENT
Dated November 20, 2006

THE GRANTOR:
Neonode, Inc.
a Delaware corporation

By:_________________________________
Name:
Title:
Address for Notices:
Biblioteksgatan 22
S111 46 Stockholm, Sweden
Attention: President
Fax: 01146-8-678 18 51

SECURED PARTY:
AIGH INVESTMENT PARTNERS, LLC

By:_________________________________
Name: Orin Hirschman
Title: Manager

SCHEDULE I
INVESTORS

	Principal Amount of	Principal Amount of
Name and Address	Existing Notes	Additional Notes

AIGH Investment Partners, LLC	$3,200,000	$800,000
6006 Berkeley Avenue
Baltimore, MD 21209

Hershel P. Berkowitz	$600,000	$150,000
441 Yeshiva Lane
Baltimore, MD 21208

Joshua A. Hirsch	$200,000	$50,000
1 Longfellow Place, Suite 3407
Boston, MA 12114